SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

Commonwealth Energy Corporation.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Script for Commonwealth Energy NOBO Shareholder Calls

January 2003

Hi. My name is ______________________________. I am calling on behalf of the Board of Directors of Commonwealth Energy Corporation. Because you are a valued stockholder, we wanted to make sure that you are aware of the Company’s Annual Meeting coming up on Tuesday, January 21, and that you have an opportunity to vote on important issues that will be considered at the Meeting.

First, I would like to ask if you have received the Proxy Statement and the subsequent Proxy Statement Supplement and other material that was sent to you by the Company.

I would also like to ask if you received any proxy materials from anyone other than the Company or already have been called by anyone else soliciting your opinion or your vote.

If They Got Commonwealth’s Package

Have you had a chance to read the materials? Do you understand the matters that are to be voted upon?

If they have read materials:

We hope we can count on your support. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important.

We believe existing management has achieved an outstanding level of success in building a strong and profitable Company since being appointed by the Board.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one-time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

Do you have any questions or comments on the material in the Proxy Statement or the Proxy Statement Supplement? [Respond as appropriate, using attached Q&A. At close of discussion, say:]

Again, thank you for your time and your support. If you have any questions, or if there are any new developments that you would like to learn more about, please call us back at our toll-free phone number: 1-866-427-6469.

If they have not read materials:

We encourage you to read Commonwealth’s Proxy materials. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important.

We believe existing management has achieved an outstanding level of success in building a strong and profitable Company since being appointed by the Board.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one-time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

We are asking that you cast your ballot:

•	FOR Commonwealth’s nominees for the Board of Directors;

•	FOR ratifying the selection of our independent auditor Ernst & Young;

•	AGAINST a shareholder proposal that would prevent the Board of Directors from amending any of Commonwealth’s Bylaws that have been adopted by shareholders;

•	AGAINST a shareholder proposal that would immediately increase compensation to outside directors and require Commonwealth and its shareholders to provide mandatory indemnification for legal and other costs by outside Directors.

We believe that both of the shareholder proposals – issues numbers 3 and 4 on your ballot — are unnecessary, inappropriate and unsound policy, and we urge you to vote AGAINST them.

May we count on your support?

If They Say No (don’t recall receiving), BUT Want to Hear More:

Commonwealth recently mailed you the Company’s Proxy Statement, Proxy Statement Supplement and other materials for the Annual Meeting. Do you recall seeing something in the mail that looked like that?

[If still don’t recall, ask for an opportunity to send another set of proxy materials, and take down address. Then proceed with script.]

We are asking that you cast your vote in accordance with the Board’s recommendations. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important.

We believe existing management has achieved an outstanding level of success in building a strong and profitable Company since being appointed by the Board.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one-time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

We are asking that you cast your ballot:

•	FOR Commonwealth’s nominees for the Board of Directors;

•	FOR ratifying the selection of our independent auditor Ernst & Young;

•	AGAINST a shareholder proposal that would prevent the Board of Directors from amending any of Commonwealth’s Bylaws that have been adopted by shareholders;

•	AGAINST a shareholder proposal that would immediately increase compensation to outside directors and require Commonwealth and its shareholders to provide mandatory indemnification for legal and other costs by outside Directors.

May we count on your support?

If Not Interested/Don’t Care to Get Involved:

If they say “no” (don’t recall receiving), and they don’t care to get involved:

That’s fine. If you have any questions in the future, please call us toll free at 1-866-427-6469. Commonwealth’s management just wants to be certain that all of its stockholders are aware of the Annual Meeting and how important each of your votes is in determining our Company’s future and its success.

Because of the support by a majority of the shareholders, current management has achieved substantial success – and we hope to continue to do so. We hope we can count on your support.

If person asks why they should support the Board and current management, say:

We believe existing management has achieved an outstanding level of success in building a strong and profitable Company since being appointed by the Board three years ago.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

If the person thinks they may have received a proxy solicitation from Moseley and signed and sent it back because they thought it was pro-management, say:

You may revoke the proxy you have given Moseley and vote in favor of the Board’s recommendations. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. That will supersede any earlier proxy vote you may have given.

If Received Moseley Material, But Inclined to Support Commonwealth:

If they say “yes” (have received material from Moseley’s campaign) but have NOT returned Moseley’s signature card, and are inclined to support the Board and current management:

Thank you for your support. We urge you not to sign the green proxy card sent by Mr. Moseley.

We believe that current management of Commonwealth has achieved an enviable record of success.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

We recently mailed you Commonwealth’s Proxy Statement and a Proxy Statement Supplement and other materials. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important.

Can we count on your support?

If the person thinks they may have received Moseley’s proposal and signed and sent it back (by mistake), say:

You may revoke the proxy you have given Moseley and vote in favor of the Board’s recommendations. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important. That will supersede any earlier proxy vote you may have given.

If Supportive of Moseley:

If they say “yes” (received material) and have signed a proxy to support Moseley:

I understand why you might have done this, because there is a great deal of confusion that has been created by Mr. Moseley. We are very concerned because we believe his proposal would be a threat to the future value of your investment in Commonwealth. We urge you not to sign the green proxy card sent by Mr. Moseley.

If you have a minute, I would like to answer any questions you might have ... to help clear up any confusion and to sort out what this decision means to the value of your investment.

Essentially, the issue is simple: Will Commonwealth continue to be run for the benefit of all shareholders, as it is now? Or will actions be taken to benefit a few at the expense of all shareholders, which is what we believe would be the result of Mr. Moseley’s efforts?

These are the facts:

Mr. Moseley has been making allegations about Commonwealth that are simply untrue. The truth is, Commonwealth has achieved an enviable record of success.

•	Commonwealth has been profitable for the two most recent fiscal years and for 7 of the past 9 quarters.

•	During the first quarter of this year, we remained profitable on an operating basis we also would have been profitable on a GAAP basis, if not for a one-time charge for potential litigation costs resulting from the actions of prior management. [Be prepared to answer questions regarding the loss relating to $2.7 million litigation verdict.]

•	During the last two fiscal years, our shareholder equity has increased by 263% and Commonwealth’s assets have risen by 186%.

•	Commonwealth has built a cash position of $48 million and has no long-term debt.

•	Commonwealth has a business plan that we believe will keep it moving in a positive direction.

Mr. Moseley has made a shareholder proposal that would immediately increase compensation for Commonwealth’s outside Directors in a manner that we believe would conflict with State and federal law and would require Commonwealth and its shareholders to provide indemnification for legal and other costs incurred by outside Directors. At the same time, Mr. Moseley is running for a board seat. If he is elected and his proposal passes, Mr. Moseley, Mr. Saline and Mr. Moseley’s other candidates will benefit directly from this increased compensation. We believe this is designed specifically to benefit a few people at potentially large cost to the Company and all of its shareholders.

In addition, another shareholder proposal would prevent the Board of Directors from amending any of Commonwealth’s Bylaws that have been adopted by shareholders.

We believe that both of the shareholder proposals – issues numbers 3 and 4 on your ballot — are unnecessary, inappropriate and unsound policy, and we urge you to vote AGAINST them.

We feel that the Board’s recommendations offer the best hope for the future of the Commonwealth and your investment. We hope you will consider this.

If Call Goes to Voice Mail:

Hi. My name is ______________________________. I am calling on behalf of the Board of Directors of Commonwealth Energy Corporation. Because you are a valued stockholder, we wanted to let you know that the Company’s Annual Meeting is coming up in January ... and this gives you an opportunity to ensure that we are able to keep building a stronger and brighter future for Commonwealth.

We have recently mailed you a packet of information including Commonwealth’s Proxy Statement, and we are sending a Proxy Statement Supplement and other material. Your broker has sent you instructions on how to vote. We urge you to follow them promptly so that your vote can be counted at the Annual Meeting. Every vote is important.

Commonwealth has achieved an enviable record of success under current management – and, with your continuing support, we hope to achieve much more.

You may also have received proxy materials from a group of shareholder led by Wayne Moseley and calling itself the Commonwealth Investors Group. If you received such materials, we urge you not to sign the green proxy card sent by Mr. Moseley.

Instead, please sign, date and return the Company’s white proxy card.

If you have any questions, please call toll free to 1-866-427-6469.

We would like to thank you in advance for your support.